PART II

                    INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14.  Other Expenses of Issuance and Distribution*


         Registration Fee                            $ 77,880
         Rating Agency Fees                           215,000
         Accounting Fees and Expenses                  50,000
         Trustee's Fees and Expenses                   25,000
         Printing and Engraving Fees                   25,000
         Legal Fees                                   100,000
         Miscellaneous                                 10,000
                                                   ----------
           Total                                     $502,880
                                                     ========


 .-------------
*All amounts are estimated except for registration fee.

Item 15.  Indemnification of Directors and Officers

     The Company is incorporated under the General Corporation Law of the State of Delaware (the "Delaware Law"). Delaware Law permits a corporation to indemnify its directors (and officers) against expenses, judgments, settlement payments and other costs incurred in connection with litigation or similar proceedings, subject to certain limitations. The By-Laws of the Company provide for indemnification of directors to the fullest extent legally permissible under Delaware Law. Delaware Law authorizes a Delaware corporation to include in its certificate of incorporation (and the Company's Restated Certificate of Incorporation contains) a provision that eliminates or limits the ability of the corporation and its shareholders to recover monetary damages from a director for breach of fiduciary duty as a director; but Delaware Law does not permit such a provision to eliminate or limit the liability of a director for (i) any breach of the duty of loyalty, (ii) acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) paying a dividend or approving a stock repurchase which is illegal under certain provisions of Delaware Law, or (iv) any transaction from which the director derived an improper personal benefit.

     ARTICLE VII of the By-Laws of the Company provides as follows:

                                Indemnification

     Section 7.1. General. The Company shall indemnify, and advance Expenses (as hereinafter defined) to, Indemnitee (as hereinafter defined) to the fullest extent permitted by applicable law in effect on July 23, 1986, and to such greater extent as applicable law may thereafter from time to time permit. The rights of Indemnitee provided under the preceding sentence shall include, but shall not be limited to, the rights set forth in the other Sections of this Article.

     Section 7.2. Proceedings Other Than Proceedings By Or In The Right Of The Company. Indemnitee shall be entitled to the indemnification rights provided in this Section 2 if, by reason of his Corporate Status (as hereinafter defined), he is, or is threatened to be made, a party to any threatened, pending, or completed Proceeding (as hereinafter defined), other than a Proceeding by or in the right of the Company. Pursuant to this Section 2, Indemnitee shall be indemnified against Expenses, judgments, penalties, fines and amounts paid in settlement actually and reasonably incurred by him or on his behalf in connection with such Proceeding or any claim, issue or matter therein, if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the Company, and, with respect to any criminal Proceeding, had no reasonable cause to believe his conduct was unlawful.

     Section 7.3. Proceedings By Or In The Right Of The Company. Indemnitee shall be entitled to the indemnification rights provided in this Section 3 to the fullest extent permitted by law if, by reason of his Corporate Status, he is, or is threatened to be made, a party to any threatened, pending or completed Proceeding brought by or in the right of the Company to procure a judgment in its favor. Pursuant to this Section 3, Indemnitee shall be indemnified against Expenses, judgments, penalties, fines and amounts paid in settlement actually and reasonably incurred by him or on his behalf in connection with such Proceeding if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interest of the Company.

     Section 7.4. Indemnification For Expenses Of A Party Who Is Wholly Or Partly Successful. Notwithstanding any other provision of this Article, to the extent that Indemnitee is, by reason of his Corporate Status, a party to and is successful, on the merits or otherwise, in any Proceeding, he shall be indemnified against all Expenses actually and reasonably incurred by him or on his behalf in connection therewith. If Indemnitee is not wholly successful in such Proceeding but is successful, on the merits or otherwise, as to one or more but less than all claims, issues or matters in such Proceeding, the Company shall indemnify Indemnitee against all Expenses actually and reasonably incurred by him or on his behalf in connection with each successfully resolved claim, issue or matter. For purposes of this Section and without limitation, the termination of any claim, issue or matter in such a Proceeding by dismissal, with or without prejudice, shall be deemed to be a successful result as to such claim, issue or matter.

     Section 7.5. Indemnification For Expenses Of A Witness. Notwithstanding any other provision of this Article, to the extent that Indemnitee is, by reason of his Corporate Status, a witness in any Proceeding, he shall be indemnified against all Expenses actually and reasonably incurred by him or on his behalf in connection therewith.

     Section 7.6. Advancement Of Expenses. The Company shall advance all reasonable Expenses incurred by or on behalf of Indemnitee in connection with any Proceeding within twenty days after the receipt by the Company of a statement or statements from Indemnitee requesting such advance or advances from time to time, whether prior to or after final disposition of such proceeding. Such statement or statements shall reasonably evidence the Expenses incurred by Indemnitee and shall include or be preceded or accompanied by an undertaking by or on behalf of Indemnitee to repay any Expenses advanced if it shall ultimately be determined that Indemnitee is not entitled to be indemnified against such Expenses.

     Section 7.7. Procedure For Determination Of Entitlement To
Indemnification.

          (a) To obtain indemnification under this Article, Indemnitee shall submit to the Company a written request, including therein or therewith such documentation and information as is reasonably available to Indemnitee and is reasonably necessary to determine whether and to what extent Indemnitee is entitled to indemnification. The determination of Indemnitee's entitlement to indemnification shall be made not later than 60 days after receipt by the Company of the written request for indemnification. The Secretary of the Company shall, promptly upon receipt of such a request for indemnification, advise the Board of Directors in writing that Indemnitee has requested indemnification.

          (b) Indemnitee's entitlement to indemnification under any of Sections 2, 3 or 4 of this Article shall be determined in the specific case:
(i) by the Board of Directors by a majority vote of a quorum of the Board consisting of Disinterested Directors (as hereinafter defined); or (ii) by Independent Counsel (as hereinafter defined), in a written opinion, if (A) a Change of Control (as hereinafter defined) shall have occurred and Indemnitee so requests, or (B) if a quorum of the Board of Directors consisting of Disinterested

Directors is not obtainable or, even if obtainable, such quorum of Disinterested Directors so directs; or (iii) by the stockholders of the Company; or (iv) as provided in Section 8 of this Article.

          (c) In the event the determination of entitlement to indemnification is to be made by Independent Counsel pursuant to Section 7.7(b) of this Article, the Independent Counsel shall be selected as provided in this Section 7.7(c). If a Change of Control shall not have occurred, the Independent Counsel shall be selected by the Board of Directors, and the Company shall give written notice to Indemnitee advising him of the identity of the Independent Counsel so selected. If a Change of Control shall have occurred, and if so requested by Indemnitee in his written request for indemnification, the Independent Counsel shall be selected by Indemnitee, and Indemnitee shall give written notice to the Company advising it of the identity of the Independent Counsel so selected. In either event, Indemnitee or the Company, as the case may be, may, within 7 days after such written notice of selection shall have been given, deliver to the Company or to Indemnitee, as the case may be, a written objection to such selection. Such objection may be asserted only on the ground that the Independent Counsel so selected does not meet the requirements of "Independent Counsel" as defined in Section 13 of this Article, and the objection shall set forth with particularity the factual basis of such assertion. If such written objection is made, the Independent Counsel so selected shall be disqualified from acting as such. If, within 20 days after submission by Indemnitee of a written request for indemnification pursuant to Section 7.7(a) hereof, no Independent Counsel shall have been selected, or if selected shall have been objected to, in accordance with this
Section 7.7(c), either the Company or Indemnitee may petition the Court of Chancery of the State of Delaware for the appointment as Independent Counsel of a person selected by the Court or by such other person as the Court shall designate, and the person so appointed shall act as Independent Counsel under
Section 7.7(b) hereof. The Company shall pay any and all reasonable fees and expenses of Independent Counsel incurred by such Independent Counsel in acting pursuant to Section 7.7(b) hereof, and the Company shall pay all reasonable fees and expenses incident to the procedures of this Section 7.7(c), regardless of the manner in which such Independent Counsel was selected or appointed.

     Section 7.8. Presumptions And Effect Of Certain Proceedings. If a Change of Control shall have occurred, Indemnitee shall be presumed (except as otherwise expressly provided in this Article) to be entitled to indemnification under this Article upon submission of a request for indemnification in accordance with Section 7.7(a) of this Article, and thereafter the Company shall have the burden of proof to overcome that presumption in reaching a determination contrary to that presumption. Whether or not a Change of Control shall have occurred, if the person or persons empowered under Section 7.7 of this Article to determine entitlement to indemnification shall not have made a determination within 60 days after receipt by the Company of the request therefor, the requisite determination of entitlement to indemnification shall be deemed to have been made and Indemnitee shall be entitled to such indemnification unless (i) Indemnitee misrepresented or failed to disclose a material fact in making the request for indemnification, or (ii) such indemnification is prohibited by law. The termination of any Proceeding described in any of Sections 2, 3, or 4 of this Article, or of any claim, issue or matter therein, by judgment, order, settlement or conviction, or upon a plea of nolo contendere or its equivalent, shall not (except as otherwise expressly provided in this Article) of itself adversely affect the right of Indemnitee to indemnification or create a presumption that Indemnitee did not act in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the Company or, with respect to any criminal Proceeding, that Indemnitee had reasonable cause to believe that his conduct was unlawful.

     Section 7.9. Remedies Of Indemnitee.

          (a) In the event that (i) a determination is made pursuant to
Section 7.7 of this Article that Indemnitee is not entitled to indemnification under this Article, (ii) advancement of Expenses is not timely made pursuant to Section 7.6 of this Article, or (iii) payment of indemnification is not made within five (5) days after a determination of entitlement to indemnification has been made or deemed to have been made pursuant to Sections 7.7 or 7.8 of this Article, Indemnitee shall be entitled to an adjudication in an appropriate court of the State of Delaware, or in any other court of competent jurisdiction, of his entitlement to such indemnification or advancement of Expenses. Alternatively, Indemnitee, at his option, may seek an award in arbitration to be conducted by a single arbitrator pursuant to the rules of the American Arbitration Association. The Company shall not oppose Indemnitee's right to seek any such adjudication or award in arbitration.

          (b) In the event that a determination shall have been made pursuant to Section 7.7 of this Article that Indemnitee is not entitled to indemnification, any judicial proceeding or arbitration commenced pursuant to this Section 7.9 shall be conducted in all respects as a de novo trial, or arbitration, on the merits and Indemnitee shall not be prejudiced by reason of that adverse determination. If a Change of Control shall have occurred, in any judicial proceeding or arbitration commenced pursuant to this Section 7.9 the Company shall have the burden of proving that Indemnitee is not entitled to indemnification or advancement of Expenses, as the case may be.

          (c) If a determination shall have been made or deemed to have been made pursuant to Sections 7.7 or 7.8 of this Article that Indemnitee is entitled to indemnification, the Company shall be bound by such determination in any judicial proceeding or arbitration commenced pursuant to this Section 7.9, unless (i) Indemnitee misrepresented or failed to disclose a material fact in making the request for indemnification, or (ii) such indemnification is prohibited by law.

          (d) The Company shall be precluded from asserting in any judicial proceeding or arbitration commenced pursuant to this Section 7.9 that the procedures and presumptions of this Article are not valid, binding and enforceable and shall stipulate in any such court or before any such arbitrator that the Company is bound by all the provisions of this Article.

          (e) In the event that Indemnitee, pursuant to this Section 7.9, seeks a judicial adjudication of, or an award in arbitration to enforce his rights under, or to recover damages for breach of, this Article, Indemnitee shall be entitled to recover from the Company, and shall be indemnified by the Company against, any and all expenses (of the types described in the definition of Expenses in Section 7.12 of this Article) actually and reasonably incurred by him in such judicial adjudication or arbitration, but only if he prevails therein. If it shall be determined in said judicial adjudication or arbitration that Indemnitee is entitled to receive part but not all of the indemnification or advancement of Expenses sought, the expenses incurred by Indemnitee in connection with such judicial adjudication or arbitration shall be appropriately prorated.

     Section 7.10. Non-Exclusivity And Survival Of Rights. The rights of indemnification and to receive advancement of Expenses as provided by this Article shall not be deemed exclusive of any other rights to which Indemnitee may at any time be entitled under applicable law, the Certificate of Incorporation, the By-Laws, any agreement, a vote of stockholders or a resolution of directors, or otherwise. Notwithstanding any amendment, alteration or repeal of any provision of this Article, Indemnitee shall, unless otherwise prohibited by law, have the rights of indemnification and to receive advancement of Expenses as provided by this Article in respect of any action taken or omitted by Indemnitee in his Corporate Status and in respect of any claim asserted in respect thereof at any time when such provision of this Article was in effect. The provisions of this Article shall continue as to an Indemnitee whose Corporate Status has ceased and shall inure to the benefit of his heirs, executors and administrators.

     Section 7.11. Severability. If any provision or provisions of this Article shall be held to be invalid, illegal or unenforceable for any reason whatsoever:

          (a) the validity, legality and enforceability of the remaining provisions of this Article (including without limitation, each portion of any Section of this Article containing any such provision held to be invalid, illegal or unenforceable, that is not itself invalid, illegal or unenforceable) shall not in any way be affected or impaired thereby; and

          (b) to the fullest extent possible, the provisions of this Article (including, without limitation, each portion of any Section of this Article containing any such provision held to be invalid, illegal or unenforceable, that is not itself invalid, illegal or unenforceable) shall be construed so as to give effect to the intent manifested by the provision held invalid, illegal or unenforceable.

     Section 7.12. Certain Persons Not Entitled To Indemnification Or Advancement Of Expenses. Notwithstanding any other provision of this Article, no person shall be entitled to indemnification or advancement of Expenses under this Article with respect to any Proceeding, or any claim therein, brought or made by him against the Company.

     Section 7.13. Definitions. For purposes of this Article:

          (a) "Change in Control" means a change in control of the Company of a nature that would be required to be reported in response to Item 5(f) of
Schedule 14A of Regulation 14A (or in response to any similar item on any similar schedule or form) promulgated under the Securities Exchange Act of 1934 (the "Act"), whether or not the Company is then subject to such reporting requirement; provided, however, that, without limitation, such a Change in Control shall be deemed to have occurred if (i) any "person" (as such term is used in Sections 13(d) and 14(d) of the Act) is or becomes the "beneficial owner" (as defined in Rule 13d-3 under the Act), directly or indirectly, of securities of the Company representing 20% or more of the combined voting power of the Company's then outstanding securities without the prior approval of at least two-thirds of the members of the Board of Directors in office immediately prior to such person attaining such percentage interest; (ii) the Company is a party to a merger, consolidation, sale of assets or other reorganization, or a proxy contest, as a consequence of which members of the Board of Directors in office immediately prior to such transaction or event constitute less than a majority of the Board of Directors thereafter; or (iii) during any period of two consecutive years, individuals who at the beginning of such period constituted the Board of Directors (including for this purpose any new director whose election or nomination for election by the Company's stockholders was approved by a vote of at least two-thirds of the directors then still in office who were directors at the beginning of such period) cease for any reason to constitute at least a majority of the Board of Directors.

          (b) "Corporate Status" describes the status of a person who is or was a director, officer, employee, agent or fiduciary of the Company or of any other corporation, partnership, joint venture, trust, employee benefit plan or other enterprise which such person is or was serving at the request of the Company.

          (c) "Disinterested Director" means a director of the Company who is not and was not a party to the Proceeding in respect of which indemnification is sought by Indemnitee.

          (d) "Expenses" shall include all reasonable attorneys' fees, retainers, court costs, transcript costs, fees of experts, witness fees, travel expenses, duplicating costs, printing and binding costs, telephone charges, postage, delivery service fees, and all other disbursements or expenses of the types customarily incurred in connection with prosecuting, defending, preparing to prosecute or defend, investigating, or being or preparing to be a witness in a Proceeding.

          (e) "Indemnitee" includes any person who is, or is threatened to be made, a witness in or a party to any Proceeding as described in Sections 2, 3 or 4 of this Article by reason of his Corporate Status.

          (f) "Independent Counsel" means a law firm, or a member of a law firm, that is experienced in matters of corporation law and neither presently is, nor in the past five (5) years has been, retained to represent: (i) the Company or Indemnitee in any matter material to either such party, or (ii) any other party to the Proceeding giving rise to a claim for indemnification hereunder. Notwithstanding the foregoing, the term "Independent Counsel" shall not include any person who, under the applicable standards of professional conduct then prevailing, would have a conflict of interest in representing either the Company or Indemnitee in an action to determine Indemnitee's rights under this Article.

          (g) "Proceeding" includes any action, suit, arbitration, alternate dispute resolution mechanism, investigation, administrative hearing or any other proceeding whether civil, criminal, administrative or investigative, except one initiated by an Indemnitee pursuant to Section 9 of this Article to enforce his rights under this Article.

     Section 7.14. Miscellaneous. Use of the masculine pronoun shall be deemed to include usage of the feminine pronoun where appropriate.

Item 16.  Exhibits

     1    Form of Underwriting Agreement.

     4(a) Collateral Trust Indenture dated as of March 21, 1983, between
          Rollins Truck Leasing Corp. (formerly RLC CORP.) and Continental Bank, National Association (formerly Continental Illinois National Bank and Trust Company of Chicago), as Trustee, as filed with Registration Statement No. 33-40476 dated May 10, 1991 is incorporated herein by reference.

     4(b) Third Supplemental Collateral Trust Indenture dated as of February
          20,1986 between Rollins Truck Leasing Corp. (formerly RLC CORP.) and Continental Bank, National Association (formerly Continental Illinois National Bank and Trust Company of Chicago), as Trustee, as filed with Registration Statement No. 33-40476 dated May 10, 1991 is incorporated herein by reference.

     4(c) Eighth Supplemental Collateral Trust Indenture dated as of May 15,
          1990 to the Collateral Trust Indenture dated March 21, 1983 as supplemented and amended by a Third Supplemental Indenture thereto dated as of February 20, 1986, between Rollins Truck Leasing Corp. and Bank of America Illinois (formerly Continental Bank, N.A.), as Trustee, as filed with the Company's Registration Statement No. 33-67682 dated August 20, 1993 is incorporated herein by reference.

     4(d) Eleventh Supplemental Collateral Trust Indenture dated March 15,
          1993 to the Collateral Trust Indenture dated March 21, 1983 as supplemented and amended by a Third Supplemental Indenture thereto dated as of February 20, 1986 and by an Eighth Supplemental Indenture dated May 15, 1990, between Rollins Truck Leasing Corp. and Bank of America Illinois (formerly Continental Bank, N.A.), as Trustee, as filed with the Company's Registration Statement No. 333-21835 on Form S-3 dated February 14, 1997 is incorporated herein by reference.

     4(e) Twelfth Supplemental Collateral Trust Indenture dated March 15, 1994 to the Collateral Trust Indenture dated March 21, 1983 as supplemented and amended by a Third

          Supplemental Indenture thereto dated as of February 20, 1986 and by an Eighth Supplemental Indenture dated May 15, 1990, between Rollins Truck Leasing Corp. and Bank of America Illinois (formerly Continental Bank, N.A.), as Trustee, as filed with the Company's Registration Statement No. 333-21835 on From S-3 dated February 14, 1997 is incorporated herein by reference.

     4(f) Thirteenth Supplemental Collateral Trust Indenture dated March 15,
          1995 to the Collateral Trust Indenture dated March 21, 1983 as supplemented and amended by a Third Supplemental Indenture thereto dated as of February 20, 1986 and by an Eighth Supplemental Indenture dated May 15, 1990, between Rollins Truck Leasing Corp. and Bank of America Illinois (formerly Continental Bank, N.A.), as Trustee, as filed with the Company's Registration Statement No. 333-21835 on From S-3 dated February 14, 1997 is incorporated herein by reference.

     4(g) Fourteenth Supplemental Collateral Trust Indenture dated May 15,
          1995 to the Collateral Trust Indenture dated March 21, 1983 as supplemented and amended by a Third Supplemental Indenture thereto dated as of February 20, 1986 and by an Eighth Supplemental Indenture dated May 15, 1990, between Rollins Truck Leasing Corp. and Bank of America Illinois (formerly Continental Bank, N.A.), as Trustee, as filed with the Company's Registration Statement No. 333-21835 on Form S-3 dated February 14, 1997 is incorporated herein by reference.

     4(h) Fifteenth Supplemental Collateral Trust Indenture dated March 15,
          1996 to the Collateral Trust Indenture dated March 21, 1983 as supplemented and amended by a Third Supplemental Indenture thereto dated as of February 20, 1986 and by an Eighth Supplemental Indenture dated May 15, 1990, between Rollins Truck Leasing Corp. and First Trust of Illinois, National Association, as Trustee, as filed with the Company's Registration Statement No. 333-21835 on Form S-3 dated February 14, 1997 is incorporated herein by reference.

     4(i) Sixteenth Supplemental Collateral Trust Indenture dated August 7,
          1996 to the Collateral Trust Indenture dated March 21, 1983 as supplemented and amended by a Third Supplemental Indenture thereto dated as of February 20, 1986 and by an Eighth Supplemental Indenture dated May 15, 1990, between Rollins Truck Leasing Corp. and First Trust of Illinois, National Association, as Trustee, as filed with the Company's Registration Statement No. 333-21835 on Form S-3 dated February 14, 1997 is incorporated herein by reference.

     4(j) Seventeenth Supplemental Collateral Trust Indenture dated March 10,
          1997 to the Collateral Trust Indenture dated March 21, 1983 as supplemented and amended by a Third Supplemental Indenture thereto dated as of February 20, 1986 and by an Eighth Supplemental Indenture dated May 15, 1990, between Rollins Truck Leasing Corp. and First Union National Bank, as Trustee.

     4(k) Eighteenth Supplemental Collateral Trust Indenture dated July 16,
          1998 to the Collateral Trust Indenture dated March 21, 1983 as supplemented and amended by a Third Supplemental Indenture thereto dated as of February 20, 1986, an Eighth Supplemental Indenture dated May 15, 1990 and by the Seventeenth Supplemental Indenture dated as of March 10, 1997, between Rollins Truck Leasing Corp. and First Union National Bank, as Trustee.

     4(l) Nineteenth Supplemental Collateral Trust Indenture dated April 5,
          1999 to the Collateral Trust Indenture dated March 21, 1983 as supplemented and amended by a Third Supplemental Indenture thereto dated as of February 20, 1986, an Eighth Supplemental Indenture dated May 15, 1990 and by the Seventeenth Supplemental Indenture dated as of March 10, 1997, between Rollins Truck Leasing Corp. and First Union National Bank, as Trustee.

     4(m) Twentieth Supplemental Collateral Trust Indenture dated December 15,
          1999 to the Collateral Trust Indenture dated March 21, 1983 as supplemented and amended by a Third Supplemental Indenture thereto dated as of February 20, 1986, an Eighth Supplemental Indenture dated May 15, 1990 and by the Seventeenth Supplemental Indenture dated as of March 10, 1997, between Rollins Truck Leasing Corp. and First Union National Bank, as Trustee.

     5 Opinion of Klaus M. Belohoubek, Vice President-General Counsel and Secretary of the Company.

     12   Computation of Ratio of Earnings to Fixed Charges.

    23(a) Consent of KPMG LLP, Independent Certified Public Accountants.

    23(b) Consent of Counsel for the Company (included in Exhibit 5).

     24 Power of Attorney (included on page 9 of Part II of this Registration Statement).

     25 Form T-1 Statement of Eligibility and Qualification under the Trust Indenture Act of 1939.

Item 17.  Undertakings.

     The undersigned registrant hereby undertakes:

     (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

          (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933 (the "Act"), unless the information required to be included in such post-effective amendment is contained in a periodic report filed by Registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 (the "Exchange Act") and incorporated herein by reference;

          (ii) To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement, unless the information required to be included in such post-effective amendment is contained in a periodic report filed by Registrant pursuant to Section 13 or Section 15(d) of the Exchange Act and incorporated herein by reference;

          (iii) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement.

     (2) That, for the purpose of determining any liability under the Act each such post-effective amendment shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; and

     (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Act, each filing of Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing by-law provisions, state statute or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                  SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the County of New Castle, State of Delaware as of the day 27 of January, 2000.

                                          Rollins Truck Leasing Corp.
                                     ------------------------------------
                                                  Registrant



                                     /s/ John W. Rollins, Jr.
                                     ------------------------------------
                                     John W. Rollins, Jr., President and
                                     Chief Operating Officer


                                     /s/ Patrick J. Bagley
                                     ------------------------------------
                                     Patrick J. Bagley
                                     Vice President-Finance and Treasurer
                                     Chief Financial Officer
                                     and Chief Accounting Officer

                               POWER OF ATTORNEY

     Know All Men by these Presents, that each person whose signature appears below constitutes and appoints John W. Rollins, Jr. and Patrick J. Bagley, his true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution for him and in his name, place and stead, in any and all capacities to sign any and all amendments (including pre-effective and post-effective amendments or any other registration statement filed pursuant to the provisions of Rule 462(b) under the Securities Act of 1933) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent, full power and authority to do and perform each and every act and thing requisite or necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his substitutes, may lawfully do or cause to be done by virtue thereof.

     Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed below by the following persons in the capacities and on the dates indicated.


         Signatures                      Title                    Date

/s/ John W. Rollins             Chairman of the Board     January 27, 2000
-----------------------------   and Chief Executive
John W. Rollins                 Officer

/s/ Henry B. Tippie             Vice Chairman of the      January 27, 2000
-----------------------------   Board and Chairman of
Henry B. Tippie                 the Executive Committee

/s/ John W. Rollins, Jr.        President and Chief       January 27, 2000
-----------------------------   Operating Officer
John W. Rollins, Jr.

/s/ Patrick J. Bagley           Vice President-Finance    January 27, 2000
-----------------------------   and Treasurer, Chief
Patrick J. Bagley               Financial Officer and
                                Chief Accounting
                                Officer

/s/ Gary W. Rollins             Director                  January 27, 2000
-----------------------------
Gary W. Rollins

/s/ William B. Philipbar, Jr.   Director                  January 27, 2000
-----------------------------
William B. Philipbar, Jr.

                                 EXHIBIT INDEX


Exhibit No.                                                           Page No.
-----------                                                           --------

     1.   Form of Underwriting Agreement..............................   31

     4(a) Collateral Trust Indenture dated as of March 21, 1983, between Rollins Truck Leasing Corp. (formerly RLC CORP.) and Continental Bank, National Association (formerly Continental Illinois National Bank and Trust Company of Chicago), as Trustee, as filed with Registration Statement No. 33-40476 dated May 10, 1991 is incorporated herein by reference.

     4(b) Third Supplemental Collateral Trust Indenture dated as of
          February 20,1986 between Rollins Truck Leasing Corp. (formerly RLC CORP.) and Continental Bank, National Association (formerly Continental Illinois National Bank and Trust Company of Chicago), as Trustee, as filed with Registration Statement No. 33-40476 dated May 10, 1991 is incorporated herein by reference.

     4(c) Eighth Supplemental Collateral Trust Indenture dated as of
          May 15, 1990 to the Collateral Trust Indenture dated March 21, 1983 as supplemented and amended by a Third Supplemental Indenture thereto dated as of February 20, 1986, between Rollins Truck Leasing Corp. and Bank of America Illinois (formerly Continental Bank, N.A.), as Trustee, as filed with the Company's Registration Statement No. 33-67682 dated August 20, 1993 is incorporated herein by reference.

     4(d) Eleventh Supplemental Collateral Trust Indenture dated March 15,
          1993 to the Collateral Trust Indenture dated March 21, 1983 as supplemented and amended by a Third Supplemental Indenture thereto dated as of February 20, 1986 and by an Eighth Supplemental Indenture dated May 15, 1990, between Rollins Truck Leasing Corp. and Bank of America Illinois (formerly Continental Bank, N.A.), as Trustee, as filed with the Company's Registration Statement No. 333-21835 on Form S-3 dated February 14, 1997 is incorporated herein by reference.

     4(e) Twelfth Supplemental Collateral Trust Indenture dated March 15, 1994 to the Collateral Trust Indenture dated March 21, 1983 as supplemented and amended by a Third Supplemental Indenture thereto dated as of February 20, 1986 and by an Eighth Supplemental Indenture dated May 15, 1990, between Rollins Truck Leasing Corp. and Bank of America Illinois (formerly Continental Bank, N.A.), as Trustee, as filed with the Company's Registration Statement No. 333-21835 on From S-3 dated February 14, 1997 is incorporated herein by reference.

                                 EXHIBIT INDEX

Exhibit No.                                                           Page No.
-----------                                                           --------

     4(f) Thirteenth Supplemental Collateral Trust Indenture dated
          March 15, 1995 to the Collateral Trust Indenture dated March 21, 1983 as supplemented and amended by a Third Supplemental Indenture thereto dated as of February 20, 1986 and by an Eighth Supplemental Indenture dated May 15, 1990, between Rollins Truck Leasing Corp. and Bank of America Illinois (formerly Continental Bank, N.A.), as Trustee, as filed with the Company's Registration Statement No. 333-21835 on From S-3 dated February 14, 1997 is incorporated herein by reference.

     4(g) Fourteenth Supplemental Collateral Trust Indenture dated
          May 15, 1995 to the Collateral Trust Indenture dated March 21, 1983 as supplemented and amended by a Third Supplemental Indenture thereto dated as of February 20, 1986 and by an Eighth Supplemental Indenture dated May 15, 1990, between Rollins Truck Leasing Corp. and Bank of America Illinois (formerly Continental Bank, N.A.), as Trustee, as filed with the Company's Registration Statement No. 333-21835 on Form S-3 dated February 14, 1997 is incorporated herein by reference.

     4(h) Fifteenth Supplemental Collateral Trust Indenture dated
          March 15, 1996 to the Collateral Trust Indenture dated March 21, 1983 as supplemented and amended by a Third Supplemental Indenture thereto dated as of February 20, 1986 and by an Eighth Supplemental Indenture dated May 15, 1990, between Rollins Truck Leasing Corp. and First Trust of Illinois, National Association, as Trustee, as filed with the Company's Registration Statement No. 333-21835 on Form S-3 dated February 14, 1997 is incorporated herein by reference.

     4(i) Sixteenth Supplemental Collateral Trust Indenture dated
          August 7, 1996 to the Collateral Trust Indenture dated March 21, 1983 as supplemented and amended by a Third Supplemental Indenture thereto dated as of February 20, 1986 and by an Eighth Supplemental Indenture dated May 15, 1990, between Rollins Truck Leasing Corp. and First Trust of Illinois, National Association, as Trustee, as filed with the Company's Registration Statement No. 333-21835 on Form S-3 dated February 14, 1997 is incorporated herein by reference.

     4(j) Seventeenth Supplemental Collateral Trust Indenture dated
          March 10, 1997 to the Collateral Trust Indenture dated
          March 21, 1983 as supplemented and amended by a Third
          Supplemental Indenture thereto dated as of February 20,
          1986 and by an Eighth Supplemental Indenture dated May 15,
          1990, between Rollins Truck Leasing Corp. and First Union
          National Bank, as
          Trustee.....................................................    49

Exhibit No.                                                           Page No.
-----------                                                           --------

     4(k) Eighteenth Supplemental Collateral Trust Indenture dated
          July 16, 1998 to the Collateral Trust Indenture dated March
          21, 1983 as supplemented and amended by a Third
          Supplemental Indenture thereto dated as of February 20,
          1986, an Eighth Supplemental Indenture dated May 15, 1990
          and by the Seventeenth Supplemental Indenture dated as of
          March 10, 1997, between Rollins Truck Leasing Corp. and
          First Union National Bank, as
          Trustee......................................................    66

     4(l) Nineteenth Supplemental Collateral Trust Indenture dated
          April 5, 1999 to the Collateral Trust Indenture dated March
          21, 1983 as supplemented and amended by a Third
          Supplemental Indenture thereto dated as of February 20,
          1986, an Eighth Supplemental Indenture dated May 15, 1990
          and by the Seventeenth Supplemental Indenture dated as of
          March 10, 1997, between Rollins Truck Leasing Corp. and
          First Union National Bank, as
          Trustee......................................................    87

     4(m) Twentieth Supplemental Collateral Trust Indenture dated December 15,
          1999 to the Collateral Trust Indenture dated March 21, 1983 as supplemented and amended by a Third Supplemental Indenture thereto dated as of February 20, 1986, an Eighth Supplemental Indenture dated May 15, 1990 and by the Seventeenth Supplemental Indenture dated as of March 10, 1997, between Rollins Truck Leasing Corp. and First Union National Bank, as
          Trustee.....................................................     108

     5.   Opinion of Klaus M. Belohoubek, Vice President-General
          Counsel and Secretary of the
          Company.....................................................     137

     12.  Computation of Ratio of Earnings to Fixed Charges...........     138

     23(a) Consent of KPMG LLP, Independent Certified Public
           Accountants................................................     139

     23(b) Consent of Counsel for the Company (included in Exhibit
           5).........................................................     140

     24.  Power of Attorney (included on page 9 of Part II of this
          Registration
          Statement)..................................................     141

     25.  Form T-1 Statement of Eligibility Under the Trust Indenture
          Act of 1939 of a Corporation Designated to Act as a
          Trustee.....................................................     142